UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2005

THE CYBER GROUP NETWORK CORPORATION

(Exact name of registrant as specified in Charter)

Nevada	000-28153	33-0901534
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Post Office Box 948264, Maitland, FL 32794-8264

(Address of Principal Executive Offices)

(407) 645-4433

 (Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Item 1.01 Entry into a Material Definitive Agreement

On September 20, 2005, The Cyber Group Network Corporation (the “Registrant” or “CGPN”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among R. Scott Cramer, Steve Lowe, David Wassung (all hereinafter collectively referred to as the “CGPN Shareholders”) and the Registrant on the one hand, and Skystar Bio-Pharmaceutical Company, a Cayman Island Company (“Skystar”), and the shareholders of 100% of Skystar’s common stock (the “Skystar Shareholders”), on the other hand. Under the Exchange Agreement, on the Closing Date, the Registrant will issue shares of the Registrant’s Series B Preferred Stock (the “CGPN Shares”) to the Skystar Shareholders in exchange for 100% of the common stock of Skystar. The CGPN Shares issued shall be convertible, in the aggregate, into a number of shares of the Registrant’s common stock that would equal 89.5% of the outstanding shares of the Registrant’s common stock, if the shares were to be converted on the Closing Date. In addition, on the Closing Date, Skystar will pay the Registrant an amount equal to $120,000, which shall be used to pay liabilities of the Registrant.

The parties’ completion of the transactions contemplated under the Exchange Agreement (the “Closing”) are subject to the satisfaction of certain contingencies including, without limitation, Skystar's delivery of contracts or a series of related contracts with Xian Tianxing Bio-Pharmaceutical Co., Ltd., a Chinese Company, to the Registrant, and also the Registrant’s delivery to Skystar of a release without prejudice from any claims against CGPN, whether actual or contingent, that is satisfactory to Skystar legal counsel, at his sole discretion. The directors of the Registrant and the CGPN Shareholders have approved the Exchange Agreement and the transactions contemplated thereunder. Skystar’s directors and the Skystar Shareholders have approved the Exchange Agreement and the transactions contemplated thereunder. The parties anticipate the Closing to take place on or before October 15, 2005 or on such other date as may be mutually agreed upon by the parties (the “Closing Date”).

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Until the Closing, there will be no change in voting control of the Registrant or a change in the Board of Directors of the Registrant. However, upon Closing and subject to applicable regulatory requirements, the Registrant’s current officers and directors (except for R. Scott Cramer and Steve Lowe) will resign, and new members of Registrant’s Board of Directors and new officers will be appointed. Skystar and the Skystar Shareholders have agreed to vote their shares of the Company's stock to elect and retain R. Scott Cramer and Steve Lowe as members of the Company's Board of Directors until the one year anniversary of the Closing Date.

Other than with respect to the Exchange Agreement, there is no material relationship between the Registrant, or its affiliates, and any of the parties to the Agreement.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Exchange, a copy of which is filed as Exhibit 10.1 and by this reference made a part hereof.

Item 9.01    Financial Statement and Exhibits.

Exhibit Number	Description

10.1
Share Exchange Agreement by and among Skystar Bio-Pharmaceutical Company, a Cayman Island company and the Shareholders of Skystar Bio-Pharmaceutical Company, on the one hand; and The Cyber Group Network Corporation, a Nevada corporation, and the Majority Stockholders of The Cyber Group Network Corporation, on the other hand, dated September 20, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2005	The Cyber Group Network Corporation

	By:	/s/ R. Scott Cramer
R. Scott Cramer Chief Executive Officer and Chief Financial Officer

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